Exhibit 99.1

Contact

Alison Ziegler
Financial Relations Board
(212) 445-8432

John Riley
META Group, Inc.
(203) 973-6700
john.riley@metagroup.com

FOR IMMEDIATE RELEASE

META Group Announces Changing Leadership With Director Departure and New
President and COO Appointment

Company also Updates on Third Quarter Results

STAMFORD, Conn. (October 19, 2004) — META Group, Inc. (Nasdaq: METG), a leading information technology (IT) research and consulting firm, announced today that Monte Ford, a member of its board of directors, has resigned from META’s board to focus his time and energy on his work at American Airlines.  “We are sorry to see Monte leave our board,” said Gayl Doster, a member of META’s Board of Directors, “but we understand Monte’s commitment to American Airlines and we are appreciative of Monte’s contributions to META during his tenure on the board.”

META also announced that effective October 18, 2004, CD Hobbs, a member of META’s Executive Directions group, has been appointed by the Board of Directors as META’s President and COO, replacing Herbert VanHook, the previously appointed interim President and COO.

Mr. Hobbs joined META Group in 1996 to launch Energy Information Strategies and later ran all vertical and executive services.  He was an officer of the company during that tenure, departing in 2000 to serve as Chairman and CEO of a San Francisco based global software company.   CD rejoined META last fall and has worked in Executive Directions since his return.  Before CD’s first tenure with META Group, he served as COO of an on-demand print and publishing company.  Before that, CD spent 15 years serving as CFO, COO, CAO and CIO, for Fortune 500 energy company Portland General Electric, and CEO and COO of all subsidiaries.

“CD brings a wealth of experience to this position, with over 20 years of senior management experience in global finance, administration, operations and technology,” said Fran Saldutti, a member of META’s Board of Directors.  “As META continues to focus on its growth strategies in the face of changing market dynamics, the Board was committed to filling this position with an individual possessing a deep understanding of our business and strong experience across global strategy, finance and operations functions.”

Mr. Hobbs will work closely with the company’s previously formed Operations Committee to address key strategic initiatives set forth by the Board of Directors.  The Committee, together with Mr. Hobbs, will focus on continued financial management, corporate profitability, and investment funding of strategic offerings that support the evolving needs of the global client base.

“The Operations Committee looks forward to working very closely with CD Hobbs to continue to drive corporate health and profitability while simultaneously shaping new business solutions and investment strategies that will position META Group as a market leader for years to come,” said Howard Rubin, Chairman of META’s Operations Committee.

META also noted that it currently expects revenue for the quarter ended September 30, 2004 to be between $33.5 and $34.5 million, and that it currently expects to report profitable operating results for the period.

About META Group

META Group is a leading provider of information technology research, advisory services, and strategic consulting. Delivering objective and actionable guidance, META Group’s experienced analysts and consultants are trusted advisors to IT and business executives around the world. Our unique collaborative models and dedicated customer service help clients be more efficient, effective, and timely in their use of IT to achieve their business goals. Visit metagroup.com for more details on our high-value approach.

The statements contained in this press release relating to currently expected third quarter operating results are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  Specific factors that may cause actual revenue and earnings per share results to differ include: the company’s continued efforts to review and assimilate its third quarter operating results data.  Additional risks that could cause actual results to differ materially from those projected are discussed in META’s Form 10-K for the year ended December 31, 2003, as amended, and its Form 10-Q for the quarter ended June 30, 2004, both filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof.  META undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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